UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SPANISH BROADCASTING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than The Registrant)

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7007 NW 77th Avenue

Miami, Florida 33166

April 26, 2019

Dear Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to the Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”). The meeting will be held on Thursday, June 6, 2019, at the Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166 at 11:30 AM, Eastern Daylight Time (the “Annual Meeting”).

At the meeting, holders of our Class A and Class B common stock and Series C convertible preferred stock will be asked to vote (1) on the election of six members of the Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify, (2) to approve, on an advisory basis, the compensation of our named executive officers and (3) on the frequency of future votes to approve, on an advisory basis, the compensation of our named executive officers.

The Board of Directors recommends a vote (1) “FOR” the election of each of the six Common Stock Directors nominated to the Board; (2) “FOR” approval, on an advisory basis, of our named executive officer compensation as described in this proxy statement; and (3) for recommendation, on an advisory basis, of conducting future advisory votes to approve named executive officer compensation every “THREE YEARS.” The proposals are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, which you are encouraged to read fully. We will also consider any additional business that may be properly brought before the Annual Meeting.

The Board of Directors has fixed the close of business on April 9, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof.

Your vote is important regardless of the number of shares you own, and we strongly encourage you to participate by voting your shares whether or not you plan to attend the Annual Meeting.

We intend to begin mailing the attached notice of the Annual Meeting, this Proxy Statement with an accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”), on or about April 26, 2019. We encourage you to read the Annual Report fully. It includes information on SBS’s operations and markets, as well as SBS’s audited consolidated financial statements.

We look forward to seeing you at the Annual Meeting and appreciate your continued support.

Sincerely,

Raúl Alarcón

Chairman of the Board of Directors,

President and Chief Executive Officer

7007 NW 77th Avenue

Miami, Florida 33166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	11:30 AM, Eastern Daylight Time on Thursday, June 6, 2019

PLACE	Pablo Raúl Alarcón Media Center 7007 NW 77th Avenue Miami, Florida 33166

ITEMS OF BUSINESS	1.	The election of six members of the Board of Directors, by the holders of Class A and Class B common stock and the holders of Series C convertible preferred stock; and

	2.	To conduct an advisory vote to approve named executive officer compensation.

	3.	To conduct an advisory vote to recommend the frequency of future advisory votes to approve named executive officer compensation.

	4.	To transact any such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

ADJOURNMENTS AND POSTPONEMENTS	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

ANNUAL REPORT	Our Annual Report, which is not part of the proxy soliciting materials, is accessible on the Internet by visiting http://www.proxyvote.com.

RECORD DATE	A holder of common stock is entitled to vote if it was a stockholder of record at the close of business on Tuesday, April 9, 2019.

MEETING ADMISSION	Either an admission ticket or proof of ownership of our stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, you may bring the top portion of the proxy card as proof of ownership. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or you may request an admission ticket in advance. Please refer to the section titled “Annual Meeting Admission” in the Proxy Statement for further details.

PROXY	This Proxy Statement is being filed and sent to stockholders on or about April 26, 2019.

VOTING	If you are a holder of common stock and your shares are held on your behalf by a broker, bank, trustee or other nominee in “street name,” you will receive a form from your broker seeking instructions as to how your shares should be voted. We urge you to complete this form and instruct your broker, bank, trustee or other nominee to vote on your behalf.

The Proxy Statement is issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of Spanish Broadcasting System, Inc., for use at its 2019 Annual Meeting of Stockholders. The Proxy Statement not only describes the items that the holders of common stock are being asked to consider and vote on at the 2019 Annual Meeting, but also provides you with important information about SBS. Financial and other important information concerning our company is also contained in our 2018 Annual Report on Form 10-K (the “Annual Report”) for the year ended December 31, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019: The Notice of Annual Meeting, Proxy Statement and the Annual Report will be mailed to stockholders and are also available at http://www.proxyvote.com.

THIS PROXY STATEMENT AND PROXY CARD WILL BE MADE AVAILABLE ON OR ABOUT APRIL 26, 2019.

By Order of the Board of Directors,

José I. Molina

Chief Financial Officer

i

ii

PROXY STATEMENT

General

The Board of Directors (the “Board”) of Spanish Broadcasting System, Inc., a Delaware corporation (“SBS” or the “Company”), is soliciting proxies for the annual meeting of stockholders to be held on Thursday, June 6, 2019, at our principal executive offices, the Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166, at 11:30 AM, Eastern Daylight Time (the “Annual Meeting”). We are furnishing you with a Proxy Statement because you own shares of our common stock and/or Series C convertible preferred stock that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote on the Proposals (as discussed below), whether or not you attend the Annual Meeting. We intend to begin mailing the attached notice of the Annual Meeting, this Proxy Statement with an accompanying proxy card and our 2018 Annual Report on Form 10-K (the “Annual Report”) for the year-ended December 31, 2018 to our stockholders, on or about April 26, 2019. The Proxy Statement describes the matters we would like you to vote on and provides information on these matters so you can make an informed decision. All references in this Proxy Statement to “we,” “our,” or “us” or the “Company” refer to SBS.

Annual Meeting Admission

Only stockholders are invited to attend the Annual Meeting. An admission ticket or proof of ownership of our stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, you may bring the top portion of the proxy card as proof of ownership. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or obtain an admission ticket in advance. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to have the holders of Class A and Class B common stock and the Series C convertible preferred stock:

1.

vote on the election of six members of the Board of Directors (the “Common Stock Directors”) to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify;

2.	conduct an advisory vote to approve named executive officer compensation; and

3.	conduct an advisory vote to recommend on the frequency of future advisory votes to approve named executive officer compensation.

No matters other than those referred to above are presently scheduled to be considered at the Annual Meeting.

Recommendations of Our Board of Directors

Our Board of Directors recommends that you vote your shares as follows:

1.	“FOR” the election of six members of the Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify (PROPOSAL 1);

2.	“FOR” approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement (PROPOSAL 2); and

3.	for recommendation, on an advisory basis, of conducting future advisory votes to approve named executive officer compensation every “THREE YEARS” (PROPOSAL 3).

Votes Required with Respect to the Proposal

Proposal 1 — Election of Common Stock Directors — The six nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast of the Class A and Class B common stock and Series C convertible preferred stock at the Annual Meeting.

Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation — The affirmative “FOR” vote of a majority of the votes cast of the Class A and Class B common stock and Series C convertible preferred stock at the Annual Meeting is required to ratify this proposal.

Proposal 3 — Advisory Vote to Recommend the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation — The frequency of future advisory votes on executive compensation will be determined by a majority of the votes cast of the Class A and Class B common stock and Series C convertible preferred stock at the Annual Meeting.

Holders of common stock and Series C convertible preferred stock who abstain will be considered present at the Annual Meeting for quorum purposes, but their votes will not be counted as affirmative votes. Abstaining, therefore, will have the practical effect of voting against the Proposal because the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote with respect to these matters is required to approve such proposal. A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on the Proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. “Broker non-votes” are counted for the purpose of determining whether a quorum exists. There is no cumulative voting for the election of directors.

Stockholders Entitled to Vote and Voting Methods

Stockholders of Record

All stockholders of record of our Class A common stock, par value $0.0001 per share (the “Class A common stock”), Class B common stock, par value $0.0001 per share (the “Class B common stock”) and our Series C convertible preferred stock, par value $0.01 per share (the “Series C convertible preferred stock) at the close of business on April 9, 2019 (the “Record Date”), are entitled to receive notice and to vote at the Annual Meeting on each matter properly brought before the meeting.

If your shares are registered directly in your name with our Transfer Agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by us. If you are a stockholder of record of common stock, you have the right to grant your voting proxy directly to us or to vote in person at the meeting on each matter properly brought before the meeting. You may also vote on the Internet or by telephone, as described below.

The Internet and telephone voting procedures are designed to authenticate holders of common stock by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, until 11:59 p.m. (Eastern Daylight Time) on June 5, 2019.

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VOTE BY INTERNET — www.proxyvote.com — If you have Internet access, you may submit your proxy from any location 24 hours a day, 7 days a week. Have your proxy card when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY TELEPHONE — 1-800-690-6903 — You may use any touch-tone telephone to vote your proxy, toll-free, 24 hours a day, 7 days a week. Have your proxy card when you call and then follow the instructions.

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VOTE BY MAIL — You may do this by signing your proxy card and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Vote, sign, and date your proxy card and return it in the postage-paid envelope provided, so that it is received by June 5, 2019 to Vote Processing, c/o Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Shares Held with a Broker, Bank, Trustee or Other Nominee

Most of our common stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account, by a broker, bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting. Your broker, bank, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. You will receive a form from your broker, bank, trustee or other nominee seeking instructions as to how your shares should be voted. We urge you to complete the form and instruct your broker, bank, trustee or other nominee to vote on your behalf.

General Information Regarding Voting

At the close of business on the Record Date, there were 4,241,991 shares of Class A common stock outstanding and entitled to vote, 2,340,353 shares of Class B common stock outstanding and entitled to vote, and 380,000 shares of Series C convertible preferred stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share of Class A common stock they hold, ten votes for each share of Class B common stock they hold, and two votes for each share of Series C convertible preferred stock they hold. Shares of Class A common stock, Class B common stock and Series C convertible preferred stock may not be voted cumulatively. The Class A common stock, the Class B common stock and the Series C convertible preferred stock are entitled to 4,241,991 votes, 23,403,530 votes and 760,000 votes, respectively.

All shares of common stock and Series C convertible preferred stock that have been properly voted and not revoked will be voted at the Annual Meeting. Voting instructions for the common stock and Series C convertible preferred stock are included on your proxy card. If you properly submit your proxy by telephone, the Internet or by mail in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed. If you submit your proxy by telephone, the Internet or by mail, but do not indicate how your shares are to be voted, your shares will be voted: (1) “FOR” the election of the Common Stock Directors, (2) “FOR” approval, on an advisory basis, of our named executive officer compensation as described in this proxy statement, (3) for recommendation, on an advisory basis, of conducting future advisory votes to approve named executive officer compensation every “THREE YEARS”; and (4) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

If you are a holder of common stock, and even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

Quorum

A “quorum” of stockholders is necessary to hold the Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the aggregate votes entitled to be cast by the Class A common stock, Class B common stock, and the Series C convertible preferred stock, voting together as a single class, will constitute a quorum for the Proposals at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting must be given other than by announcement at the Annual Meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the original Annual Meeting.

Information to Rely Upon When Casting Your Votes

You should rely only on the information contained in this Proxy Statement when casting your votes. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this Proxy Statement. You should not rely on any information or representation not contained in this Proxy Statement as having been authorized by us. You should not infer that there has not been a change in the facts set forth in this Proxy Statement or in our affairs since the date of this Proxy Statement. This Proxy Statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

Changing Your Vote

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may enter a new vote by using the Internet or the telephone, by mailing a new proxy card bearing a later date (which will automatically revoke your earlier voting instructions) or by voting in person at the Annual Meeting. Registered holders can submit their request for a new proxy card in writing to the following address: Spanish Broadcasting System, Inc., José I. Molina, Chief Financial Officer, Pablo Raúl Alarcón Media Center, 7007 NW 77 Avenue, Miami, FL 33166. For shares held beneficially by you in “street name,” you may change your vote by submitting new voting instructions to your broker or nominee, or by any other method instructed by your broker or nominee.

Subject to such revocation, all proxies duly executed and received prior to, or during the Annual Meeting, will be voted in accordance with the specification on the proxy card (for registered holders) or on the voting instructions submitted to such holder’s broker or nominee (for beneficial owners). If no specification is made, proxies will be voted as described in the “Counting the Vote” section for the proposal listed on the proxy card. As to other matters, if any, to be voted upon at the Annual Meeting, the persons designated as proxies, who were selected by the Board, will take such actions as they, in their discretion, may deem advisable.

Counting the Vote

In the election of the Common Stock Directors, each holder of Class A, Class B common or Series C convertible preferred stock may vote “FOR” all of the Common Stock Director nominees, may “WITHHOLD ALL” of his or her vote for such nominees, or may vote “FOR ALL EXCEPT” any individual nominee. In the vote to approve, on an advisory basis, the compensation of our named executive officers, you may vote “FOR” or “AGAINST” the proposal or you may “ABSTAIN”. In the advisory vote on the frequency of future advisory votes on executive compensation, you may vote for an advisory vote on executive compensation to occur every “1 Year,” “2 Years” or “3 Years” or you may “ABSTAIN”. If you “ABSTAIN” for any of the proposals, it has the same effect as a vote “AGAINST” such matter.

If you are a holder of common stock and you hold your shares directly as the stockholder of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. The inspector of elections will tabulate the votes. If you hold your shares beneficially in street name and you sign your broker instruction card with no further instructions, under the rules of various securities exchanges, your nominee generally may vote on routine matters, but cannot vote on non-routine matters. Each of (i) the election of our Common Stock Directors, (ii) the approval, on an advisory basis, of our named executive officer compensation and (iii) the recommendation of the frequency of future votes to approve, on an advisory basis, the compensation of our named executive officers is considered a non-routine matter. Therefore, if you hold your shares beneficially in street name, it is critical that you give instructions on how to cast your vote if you want it to count with respect to Proposal 1, Proposal 2 and Proposal 3. If you do not instruct your bank, brokerage firm or other nominee how to vote with respect to each of the proposals, no vote will be cast on your behalf.

With regards to each of the Proposals, shares represented by proxies that are marked “WITHHOLD ALL”, “FOR ALL EXCEPT” or “ABSTAIN”, as applicable, and shares that are not voted, will have the effect of a vote against such proposal because approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Class A common stock, Class  B common stock and Series C convertible preferred stock present in person or represented by proxy at the Annual Meeting.

Confidentiality

All stockholder proxies, ballots, and tabulations that identify stockholders are maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote.

Results of the Vote

We will announce the preliminary voting results at the Annual Meeting and publish final results in a Form 8-K within four business days of the Annual Meeting.

Delivery of Proxy Materials and Annual Report to Households

The Securities and Exchange Commission (the “SEC”) rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and SBS. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household has multiple stockholders of record and your household receives a single set of proxy materials this year and you prefer to receive your own copy of the proxy materials now or in future years, please request a duplicate set by calling 1-800-579-1639, visiting www.proxyvote.com, sending an e-mail to sendmaterial@proxyvote.com, or writing to Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166), ATTN: Proxy Materials/Investor Relations.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent expressly to such elimination or to consent implicitly by not requesting continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

Electronic Delivery of Future Proxy Materials

Stockholders may also sign up to receive future proxy materials, including our annual reports, E-Proxy Notices, and other stockholder communications electronically instead of by mail. This will reduce our printing and postage costs, eliminate bulky paper documents from your personal files and conserve natural resources. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit http://enroll.icsdelivery.com/brtas for additional information regarding electronic delivery enrollment and follow the instructions therein.

List of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Daylight Time), at our principal executive offices at the Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166 by contacting the Secretary of the Company.

Cost of Proxy Solicitation

We, on behalf of the Board of Directors, are soliciting proxies in connection with this Annual Meeting. We will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to vote over the Internet. The solicitation of proxies or votes may be made by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have retained Morrow & Co., Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Morrow & Co., Inc. a fee of approximately $3,000, plus out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

Our Transfer Agent is Broadridge Corporate Issuer Solutions, Inc. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Broadridge Corporate Issuer Solutions, Inc. at (800) 733-1121, or in writing to Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342, Brentwood, NY 11717 telephone: (800) 733-1121, fax: (215) 553-5402.

CORPORATE GOVERNANCE

The Board of Directors

Our business and affairs are managed under the direction of the Board. The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring its approval. The Board also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board. During 2018, the Board consisted of six Common Stock Directors, Raúl Alarcón, Joseph A. García, Manuel E. Machado, Jason L. Shrinsky, José A. Villamil and Mitchell A. Yelen. For purposes of serving on committees of the Board, Messrs. Machado, Shrinsky, Villamil and Yelen were deemed to be “independent” for 2018 under Rule 5605(a)(2) of the National Association of Securities Dealers Automatic Quotation System’s (“NASDAQ”) Listing Rules (the “Listing Rules”).

Our Class A common stock is currently listed on the OTCQB Venture Market and no longer subject to the NASDAQ Listing Rules where our stock was previously listed. However, we continue to use NASDAQ’s Listing Rules to determine whether our directors are “independent”.

The Board held a total of seven meetings during the year ended December 31, 2018. Each incumbent director who was a director of SBS during 2018 attended 75% or more of the aggregate number of meetings of the Board and the meetings of all committees of the Board on which he served during the period of time in which he served.

Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)58(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a Compensation Committee. These committees are composed solely of independent directors. The functions and membership of each committee of the Board are set forth below. Our Board does not have a standing nominating committee.

Board Leadership Structure

Raúl Alarcón serves as our Chairman of the Board, President and Chief Executive Officer (“CEO”). Our Board believes that combining the role of Chairman of the Board and CEO furthers the development and execution of the Company’s strategy, facilitates information flow between management and the Board and promotes efficiency given the size of the Company and its operations. Our Board believes that Mr. Alarcón’s service as both Chairman of the Board and CEO is in our and our stockholders’ best interests. In addition, Mr. Alarcón has extensive experience in the broadcasting industry and possesses detailed and in-depth knowledge of the issues, opportunities and challenges that we face. Our Board believes that he is, therefore, best positioned to develop agendas that ensure that our Board’s time and attention are focused on the most critical matters.

Mr. Alarcón is not an independent director. We do not have a lead independent director. We believe that the governance structure we have is customary for public companies in which the lead stockholder continues to retain a majority voting interest, and we regard Mr. Alarcón’s leadership role on the Board as positive for the Company in that it fosters stability and encourages consensus-building between Board initiatives and stockholder support.

Although our Board believes that the combination of the Chairman of the Board and CEO roles is appropriate in the current circumstances, our Board has not established this approach as policy. Our Board will routinely review its determination as circumstances dictate and from time to time.

Risk Oversight

Our Board as a whole has responsibility for risk oversight. Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our company in light of trends and developments in the broadcasting industry and general business environment. Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy. The involvement of the Board in setting our business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. Our Board is responsible for risk oversight as part of its fiduciary duties to the stockholders and the Company, and our Board administers its risk oversight function as a whole and through its committees. For example, the Audit Committee is charged with the task of overseeing the Company’s risk management process on behalf of the Board. The Audit Committee periodically meets with the Company’s senior management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, the Compensation Committee considers the risks that may be affected by the Company’s executive compensation programs. While the full Board, and its committees, oversee the Company’s risk management, the Company’s management is responsible for the implementation of the Company’s risk management guidelines and policies and the Company’s day-to-day risk management process. Finally, the Board believes that the combined Chairman and CEO leadership structure of the Board allows for quick and definitive assessment of issues that should be brought to the Board’s attention.

Committees of our Board of Directors

Audit Committee

The Audit Committee currently consists of Messrs. Machado, Shrinsky, Villamil, and Yelen, each of whom the Board has determined to be independent as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules and the SEC’s director independence standards for Audit Committee members. As discussed above, we are no longer required to comply with the NASDAQ Listing Rules, but we have continued to use them to determine director independence.

Mr. Yelen serves as the Chairman of the Audit Committee. The Audit Committee has determined that Mr. Yelen qualifies as an “audit committee financial expert” as that term is defined by applicable SEC rules. All members of the Audit Committee are able to read and understand basic financial statements, including a balance sheet, income statement, and cash flow statement. The Audit Committee held five meetings during 2018. The members of the Audit Committee, consisting of independent directors of the Board, regularly meet in executive session by themselves and, as appropriate, with the Company’s independent registered public accounting firm (the “Independent Registered Public Accounting Firm”), with the Company’s Internal Audit Manager and with the Company’s named executive officers.

The primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, and the qualifications, independence, financial reporting process, and performance of the “Independent Registered Public Accounting Firm”. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviews our annual audited and quarterly unaudited consolidated financial statements;

•	reviews and approves related party transactions;

•

reviews our financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

•	reviews and discusses with management and the Independent Registered Public Accounting Firm the Company’s internal controls;

•	appoints, retains, oversees, and approves the fees paid to the Independent Registered Public Accounting Firm;

•

reviews with the Independent Registered Public Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permitted non-audit services provided by the Independent Registered Public Accounting Firm;

•	reviews findings and recommendations of the Independent Registered Public Accounting Firm and management’s response to the recommendations of the Independent Registered Public Accounting Firm;

•	discusses policies with respect to risk assessment and risk management, our major risk exposures, and the steps management has taken to monitor and mitigate such exposures; and

•	reviews compliance with the Company’s Code of Business Conduct and Ethics (“Code of Ethics”) and whistleblower policies.

A full description of the Audit Committee’s primary responsibilities is contained in its written charter, which is publicly available on our website at www.spanishbroadcasting.com under the tab titled “Investor Relations/Corporate Governance/Audit Committee Charter”.

Compensation Committee

The Compensation Committee currently consists of Messrs. Machado, Shrinsky, Villamil and Yelen, each of whom the Board has determined to be independent as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules, and the additional independence requirements for compensation committee members set forth in Rule 5605(d)(2) of the NASDAQ Listing Rules. As described above, we are no longer subject to the NASDAQ listing rules, but we continue to use them to determine director independence qualifications. The Board has also determined that each Compensation Committee member qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act and that each member qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Mr. Villamil serves as the Chairman of the Compensation Committee. The Compensation Committee held ten meetings during 2018. The members of the Compensation Committee, consisting of independent directors of the Board, regularly meet in executive session by themselves and, from time to time, with the named executive officers.

The Compensation Committee reviews our compensation practices and policies, annually reviews performance and approves the compensation for the CEO and other senior executives, and reviews and discusses with management the compensation disclosures prepared in accordance with the SEC’s disclosure rules for executive compensation. In addition, the Compensation Committee:

•	reviews and makes recommendations to management with respect to our overall compensation programs and policies;

•	approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for our employees;

•	approves employment agreements and severance arrangements for the CEO, as appropriate;

•	approves employment agreements and severance arrangements for our senior executives (other than the CEO), as appropriate;

•	interprets and supervises the administration of our stock and long-term incentive compensation programs; and

•	exercises all authority of the Board under our equity-based plans.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee. It did not delegate any of its responsibilities in 2018.

A full description of the Compensation Committee’s primary responsibilities is contained in its written charter, which is publicly available on our website at www.spanishbroadcasting.com under the tab titled “Investor Relations/Corporate Governance/Compensation Committee Charter”.

The Role of Executive Officers in Determining Executive Compensation

Our CEO develops recommendations regarding executive compensation, including proposals relative to compensation for individual executive officers, using internal and external resources. These resources include such things as external data as well as data, reports and recommendations from internal staff. Recommendations from our CEO include and consider all aspects of the compensation program — philosophy, design, compliance and competitive strategy — as well as specific actions regarding individual executive officer compensation. The Compensation Committee reviews these recommendations and decides whether to accept, reject, or revise the proposals.

Our CEO and Chief Financial Officer (“CFO”) assist the Compensation Committee in understanding key business drivers included in program designs, especially incentive programs. This may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our CEO and CFO also provide updates to the Compensation Committee regarding current and anticipated performance outcomes and their impact on executive compensation.

Our outside counsel ensures that appropriate plan documentation and approvals are received in order to keep executive pay programs in compliance with applicable laws and stock exchange listing requirements. Our outside counsel also advises the Audit Committee and the Compensation Committee and also advises our Board regarding compliance with appropriate governance standards and requirements.

Disclosure Committee

The Disclosure Committee, as described below, was established by us to ensure compliance with the reporting requirements established by the SEC and is made up of certain key employees of the Company. The Disclosure Committee currently consists of José I. Molina (CFO), Albert Rodriguez (Chief Operating Officer), Richard D. Lara (Executive Vice President & General Counsel), Alex Aleman (Senior Vice President of Operations), Roberto Castro (Vice President of Finance), Frank Soricelli (Corporate Controller), Robert Acosta (Vice President of Information Technology) and Jeanette Menendez (SOX and Internal Audit Manager). Mr. Molina is the Chairman of the Disclosure Committee.

The general purpose of the Disclosure Committee is to design, establish and maintain a system of controls and procedures to ensure that information required to be disclosed in the reports and statements filed by us pursuant to the Exchange Act, is reported in conformity with the rules and forms of the SEC. The Disclosure Committee assists the CEO, CFO and the Audit Committee in monitoring (i) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of the Company and (ii) our compliance with regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in our filings with the SEC.

Nominating Committee

Our Board does not have a standing nominating committee or a committee serving a similar function. The Board has determined that rather than a nominating committee, as a whole it is the most appropriate body for identifying director candidates and selecting nominees to be presented at each annual meeting of stockholders.

Director Nominations

The Board has not elected to establish a separate nominating committee or formal rules governing director nominations from stockholders. The functions of evaluating and nominating director candidates are performed by the Board as a whole. The Board will, from time to time, review biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process. We have not engaged a third party to assist us in identifying and evaluating the individuals nominated for election as directors at this Annual Meeting.

The Board has not set specific, minimum qualifications that must be met by director candidates. In deciding whether to nominate any particular candidate for election to the Board, the Board considers the appropriate skills and personal characteristics needed in light of the makeup of the current Board, including considerations of each candidate’s integrity, character, sound judgment, business acumen, professional skills and experience, knowledge of our business and industry, differences in viewpoint, education, possible conflicts of interest, the ability to act in the interests of our stockholders and other individual qualities and attributes. Although the Board does not have a formal diversity policy, it identifies qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, sexual orientation, religion or creed. The Board seeks to ensure the fair representation of all stockholder interests on the Board. The Board believes that the use of these general criteria, along with a non-discriminatory policy, will best result in a Board that evidences the diverse interests of our stockholders in many respects. The Board believes that it currently maintains that diversity. Although we are no longer subject to NASDAQ Listing Rules, the Board also considers whether a potential nominee would satisfy the NASDAQ Listing Rules’ definition of “independent” and the SEC’s definition of “audit committee financial expert”. We believe that the backgrounds and qualifications of our directors, considered as a group, provides a composite mix of experience, knowledge and abilities that allows the Board to fulfill its responsibilities.

Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals for Next Annual Meeting”. Stockholders may also send communications to the Board in accordance with the procedures set forth below under the heading “Stockholder Communications with the Board of Directors”.

As a result of the Voting Rights Triggering Event (as defined in the Certificate of Designations under which our 10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock (the “Series B preferred stock”) was issued), on October 15, 2013, holders of the outstanding Series B preferred stock are entitled to elect two directors to newly created positions on our Board. These two positions on the Board are currently vacant and will remain unfilled until such time as the holders of the Series B preferred stock appoint two new Preferred Stock Directors. Only holders of Series B preferred stock may vote on the Preferred Stock Directors at a special meeting and thus the Preferred Stock Directors are not being voted upon at the Annual Meeting.

Stockholder Communications with the Board of Directors

Stockholders of SBS seeking to communicate with the Board, the chairs of the Audit and Compensation Committees of the Board, or with any of our other directors, should submit any communications in writing to the following address: Spanish Broadcasting System, Inc., José I. Molina, Chief Financial Officer, Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication”. Any such communication must identify the author as a stockholder, must include the stockholder’s full legal name, address, valid telephone number, the number of shares beneficially owned by the stockholder and, if applicable, the name of any specific intended recipient. We will forward any such communication to the full Board or to any individual director or directors to whom the communication is directed following its clearance through normal review and appropriate security procedures.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code of Ethics”), which is within the meaning of Code of Ethics under Item 406(b) of Regulation S-K of the Exchange Act. All of our directors, officers and employees, including our CEO and CFO, are required to abide by our Code of Ethics to ensure that our business is conducted in a consistently legal and ethical manner.

The purpose of the Code of Ethics is to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) full, fair, accurate, timely and understandable disclosures in reports and documents filed by us with, or submitted to, the SEC or otherwise publicly communicated by us; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations to the Code of Ethics to appropriate persons identified therein and (v) accountability for adherence to the Code of Ethics. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

This Code of Ethics is publicly available on our website at www.spanishbroadcasting.com under the tab titled “Investor Information/Corporate Governance/Code of Conduct”. If we make substantive amendments to the Code of Ethics or grant any waiver from its provisions to our principal executive, financial or accounting officers, or persons performing similar functions, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four business days of such amendment or waiver.

Whistleblower Hotline

We have a whistleblower policy (the “Whistleblower Policy”), which establishes procedures for (i) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so by using the various alternatives provided by us, such as (i) writing directly to the Chairman of the Audit Committee, c/o SOX and Internal Audit Manager, Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166, (ii) confidentially and anonymously by calling a toll free telephone “hotline” operated by an independent party at (866) 789-1229, (iii) completing a confidential and anonymous report at www.tnwinc.com/webreport, (iv) sending a confidential facsimile to either (770) 409-5008 or 1-800-748-6159 or (v) sending a confidential email to reportline@tnwinc.com. A copy of our Whistleblower Policy is available on our Internet website at www.spanishbroadcasting.com under the tab titled “Investor Relations/Corporate Governance/Ethics and Compliance Hotline”.

Board of Directors Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy requiring director attendance at our Annual Meeting, all directors and all nominees for election as directors are encouraged to attend the annual meeting of stockholders. Last year, all of our incumbent Common Stock Directors and Common Stock Director nominees, attended our annual meeting, either in person or telephonically.

BOARD OF DIRECTORS

The Board of Directors currently consists of six Common Stock Directors. Each of the Common Stock Directors is standing for reelection to hold office until the next Annual Meeting of Stockholders. Each nominee elected as a Common Stock Director will continue in office until his successor has been elected and qualified, or until his earlier death, resignation, or retirement. The Board has designated as Common Stock Director nominees: Raúl Alarcón, Joseph A. García, Manuel E. Machado, Jason L. Shrinsky, José A. Villamil and Mitchell A. Yelen, each of whom currently serves as a member of the Board.

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, either of the persons named as proxy holders — Raúl Alarcón, our Chairman, President and CEO, or José I. Molina, our CFO — will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If any of our nominees are unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board.

COMMON STOCK DIRECTOR NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth information concerning the six nominees for director elected by the holders of Class A and Class B common stock and the Series C convertible preferred stock as of the date of this Proxy Statement. Each of our Common Stock Directors serves until his successor is elected and qualified.

Name	Age	Position with SBS
Incumbent Nominees for Director
Raúl Alarcón	62	Chairman of the Board of Directors, CEO and President
Joseph A. García	74	Director
Manuel E. Machado	51	Director
Jason L. Shrinsky	81	Director
José A. Villamil	72	Director
Mitchell A. Yelen	71	Director

Raúl Alarcón joined us in 1983 as an account executive. Mr. Alarcón has been our President and a director since October 1985 and our CEO since June 1994. On November 2, 1999, Mr. Alarcón became our Chairman of the Board and continues as our CEO and President. Currently, Mr. Alarcón is responsible for our long-range strategic planning and operational matters and is instrumental in the acquisition and related financing of each of our stations. Mr. Alarcón is the son of the late Pablo Raúl Alarcón, Sr. We nominated Mr. Alarcón as a director because we believe he provides a historical perspective to our long operating history, having joined us in 1983 and has extensive experience in Spanish-language media broadcasting.

Joseph A. García became one of our directors on June 3, 2008. Through January 2019, Mr. García served as our CFO since 1984, our Chief Administrative Officer and Senior Executive Vice President since August 4, 2008, and our Secretary since November 2, 1999. He was also one of our Executive Vice Presidents from 1996 to 2008. Mr. García was responsible for our financial affairs, operational and administrative matters, investor relations, and was instrumental in the acquisition and related financing of our stations. Before joining us in 1984, Mr. García spent thirteen years in international financial planning positions with Philip Morris Companies, Inc. and with Revlon, Inc., where he was manager of financial planning for Revlon — Latin America. Mr. García holds an MBA from

St. John’s University and is a recipient of the outstanding achievement award from the University. We nominated Mr. García because we believe that he provides knowledge and experience in operational and financial matters and a historical perspective on our long operating history, having joined us in 1984.

Manuel E. Machado became one of our directors on June 3, 2010. Since January 2016, Mr. Machado has served as Co-Chairman of C-Com Group, Inc., a Miami-based full service advertising, communications, public relations, digital and social media agency with a wide portfolio of national clients. From October 2014 through June 2015, Mr. Machado served as a partner of Commonground/MGS, a minority-owned holding company for eight agencies in the areas of consumer marketing, advertising, communications, public engagement and communications for the public sector, public relations, and production services. Prior to the formation of Commonground/MGS, Mr. Machado served as the Chief Executive Officer and Co-Chairman of MGSCOMM, an integrated marketing communications agency, since its formation in March 2003. Under Mr. Machado’s leadership, MGSCOMM became one of the fastest-growing marketing communications agencies in the country. C-Com Group, Inc, Commonground/MGS and MGSCOMM are not affiliates of the Company. Prior to the formation of MGSCOMM in 2003, Mr. Machado developed successful communications programs for some of the world’s most renowned brands such as McDonald’s Corporation, Coors Brewing, Ford Motor Co., Bacardi, Coca Cola, MasterCard International, Proctor & Gamble and Nike. Mr. Machado was also the founder of The Meka Group, a marketing communications agency later known as BVK/Meka, and served as its CEO from 1994 to 2003. Mr. Machado has also held key positions in companies of worldwide recognition such as Univision Network, Burson-Marsteller and Bacardi. Mr. Machado is a Past Chairman of the Association of Hispanic Advertising Agencies (AHAA), Mr. Machado was recently appointed to serve on the Board of Directors for the Smithsonian Latino Center and the Board of Directors for Continental National Bank. He has been involved with the community through several organizations, including being named Trustee of the Vizcaya Museum and Gardens, the Latin Grammy’s Host Committee, the WLRN Board of Trustees, and the Voices for Children Foundation Board of Directors. We nominated Mr. Machado because of his knowledge of media advertising and marketing communications.

Jason L. Shrinsky became one of our directors on November 2, 1999. Mr. Shrinsky is a retired partner from the law firm Arnold & Porter Kaye Scholer LLP, which he joined as a partner in 1986. Mr. Shrinsky has been a lawyer counseling corporations and high net worth individuals on financings, mergers and acquisitions, other related financial transactions and regulatory procedures since 1964. Arnold & Porter Kaye Scholer LLP served as our legal counsel for more than 25 years. We nominated Mr. Shrinsky because of his knowledge of the broadcast industry, financial transactions and regulatory procedures.

José A. Villamil became one of our directors on June 30, 2004. Mr. Villamil has over 35 years of successful experience as a senior business economist, university educator and high-level policymaker for both the Federal and State of Florida governments. Mr. Villamil is the Founder and Senior Advisor of an economic consulting practice, The Washington Economics Group, Inc., a Florida-based firm established in 1993 upon his return to the State from his public service in Washington, D.C., where he served as Chief Economist and U.S. Undersecretary of Commerce for Economic Affairs from 1989 to 1993. Mr. Villamil was selected in 2008 as the founding Dean of the School of Business of St. Thomas University, serving until December 31, 2013. From 1999 to 2000, he directed the Tourism, Trade and Economic Development activities of the state in the Office of the Governor. Mr. Villamil is the immediate past Chairman of the Governor’s Council of Economic Advisors of Florida. Since April 2003, Mr. Villamil has been director of Mercantil Bank, N.A. and Mercantil

Holding Corp. In December 2018, Mercantil Bank, N.A. and Mercantil Holding Corp. became public, and changed its name to Amerant Bank, N.A. Since November 2010, he has been director of Pan-American Life Insurance Group and since January 2018, he has been director of AGMUS Ventures, Inc., a 501c3 organization. Mr. Villamil is active in professional and community affairs. We nominated Mr. Villamil because of his knowledge of economics and finance.
Mitchell A. Yelen became one of our directors on September 28, 2007. Mr. Yelen is currently the Director of tax services at Pinchasik, Yelen, Muskat, Stein, LLC, a CPA firm, where he has been employed since 1984 specializing in litigation support, complex tax research and financial planning. Mr. Yelen previously held positions at CPA firms: Kaufman, Rossin & Co., P.A. and Alexander Grant & Co., P.A. Among other degrees, he holds an M.B.A. in Finance from Northwestern University and a J.D. and L.L.M. in taxation from the University of Miami. We nominated Mr. Yelen because of his knowledge of accounting and finance.

PREFERRED STOCK DIRECTORS

As a result of the Voting Rights Triggering Event (as defined in the Certificate of Designations under which our 10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock (the “Series B preferred stock”) was issued), on October 15, 2013, holders of the outstanding Series B preferred stock are entitled to elect two directors to newly created positions on our Board. The holders of the Series B preferred stock have the right to elect two directors to the Board of Directors to fill the vacant seats at a special meeting of the holders of the Series B preferred stock, which, to our knowledge, as of the date of this Proxy Statement, has not taken place. These two vacancies on the Board of Directors will remain unfilled until such time as the holders of the Series B preferred stock appoint Preferred Stock Directors to the vacancies. Thus, there are no Preferred Stock Directors currently serving on the Board of Directors. Only holders of Series B preferred stock may vote on the Preferred Stock Directors at a special meeting and thus the Preferred Stock Directors are not being voted upon at the Annual Meeting.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

In addition to Mr. Alarcón who is also an executive officer, the following table sets forth information concerning non-director employees who serve as our executive officers as of the date of this Proxy Statement. Our executive officers serve at the discretion of the Board of Directors.

Name	Age	Position with SBS
Executive Officers
Richard D. Lara	49	Executive Vice President and General Counsel
José I. Molina	46	Chief Financial Officer
Albert Rodriguez	53	Chief Operating Officer

Richard D. Lara has been Executive Vice President and General Counsel at SBS since August 1, 2016 and oversees the Legal and Corporate Affairs department which includes: Legal and Business Affairs, Corporate Compliance, Government Relations, Corporate Social Responsibility, Community Empowerment, Standards and Practices, Advertising Review and Compliance and Risk Management. Mr. Lara’s industry and trial experience is broad and substantial. Before joining the Company, Mr. Lara counseled domestic and international corporate clients regarding business disputes, including serving as lead litigator in high-stakes trials both in the federal and state courts. He practiced law at Mase Lara, P.A., a boutique trial law firm based in Miami, where he concentrated primarily on complex civil and commercial litigation. He has frequently appeared on televised news programs to provide legal commentary. In addition, Mr. Lara is an active member of various community organizations, including serving as current Vice Chair of the Judicial Nominating Commission for Florida’s Third District Court of Appeal (appointed by former Florida Governor Rick Scott). He also served as the Chair of the 11th Judicial Circuit Grievance Committee for the Florida Bar, and was nominated for “Man of the Year” for the Leukemia & Lymphoma Society. Mr. Lara received his law degree from Boston College Law School and earned his undergraduate degree from the University of Michigan.

José I. Molina re-joined SBS as our Chief Financial Officer in January 2019 and is responsible for our financial affairs, operational and investor relations matters. Mr. Molina has over 20 years of experience in corporate finance leadership and public accounting roles including broad experience in mergers and acquisitions, capital markets and corporate restructuring. Previously, Mr. Molina was the Senior Vice President and Chief Financial Officer, Networks at Univision Communications and was responsible for their overall controllership and financial performance including P&L management and strategic planning. Prior to Univision, he was President and Chief Financial Officer at MundoMax (formerly known as MundoFOX), a Spanish-language broadcast television network that had over 50 affiliate stations nationwide and is owned by RCN Television. There he directed all accounting, finance, treasury, tax and corporate governance functions as the company navigated a period of major change. Among other accomplishments, he directed the migration of business partners after the buyout of the joint venture partner FOX and developed and orchestrated the dissolution strategy. Prior to MundoMax, from 2001 – 2015, Mr. Molina was the Senior Vice President of Finance at SBS and served as a member of the senior management team, advisor to the C-suite and liaison with the investment community. Prior to SBS, Mr. Molina worked at KPMG LLP as an assurance professional specializing in the broadcasting and media industry. Mr. Molina has been a Certified Public Accountant (CPA) in Florida since 1997. He holds a Master of Professional Accounting and a Bachelor of Science in Accounting with Honors from the Fischer School of Accounting at the University of Florida.

Albert Rodriguez became our Chief Operating Officer on May 16, 2012. Mr. Rodriguez is responsible for overseeing the operations, revenue and profit performance of the Company’s consolidated operations, including radio, television, interactive and entertainment divisions. Previously, Mr. Rodriguez was our Chief Revenue Officer from January 3, 2011 through May 15, 2012. From October 12, 2010 to January 2, 2011, Mr. Rodriguez was the Chief Revenue Officer of our television segment. He was also General Manager of our Miami television market from January 21, 2010 through May 15, 2012. From November 1999 through January 2010, Mr. Rodriguez was the General Sales Manager for our Company’s radio properties in Miami — WCMQ-FM 92.3 “Clásica 92,” WRMA-FM 106.7 “Romance,” and WXDJ-FM 95.7 “El Zol 95.7”. In 2005, under Mr. Rodriguez’s management, El Zol 95.7 set the record for being the highest billing station in Florida’s history, at the time.

SUMMARY COMPENSATION TABLE

The following table discloses compensation for the years ended December 31, 2018 and December 31, 2017, as applicable, of our (i) President and CEO, Raúl Alarcón, (ii) former Senior Executive Vice President, CFO, Chief Administrative Officer (“CAO”) and Secretary, Joseph A. García, (iii) Executive Vice President and General Counsel, Richard D. Lara, and (iv) Chief Operating Officer, Albert Rodriguez. These individuals are also referred to in this Proxy Statement as our “named executive officers” or “NEOs”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(a)	All Other Compensation	Total ($)
Raúl Alarcón	2018	1,716,346	566,668(b)	—	—	258,462(c)	2,541,476
Chief Executive Officer, President and Chairman of the Board of the Directors	2017	1,716,346	— (b)	—	—	250,352(c)	1,966,698

Joseph A. García	2018	514,904	— (d)	—	—	54,829(e)	569,733
Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary	2017	514,904	— (d)	—	—	52,982(e)	567,886

Richard D. Lara	2018	395,222	121,806(f)	24,500(g)	—	39,066(h)	580,594
Executive Vice President and General Counsel

Albert Rodriguez	2018	390,639	25,000(i)	—	—	51,361(j)	467,000
Chief Operating Officer	2017	294,231	—	—	—	25,860(j)	320,091

(a)

Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 10(c) to the Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report, for a discussion of the assumptions used to value equity-based compensation.

(b)

Pursuant to his employment agreement, Mr. Alarcón is eligible to earn to an annual performance bonus of up to $750,000 if certain performance criteria are met; no performance bonus was earned in 2018 or 2017. Additionally, the Compensation Committee may exercise its discretion and award a bonus either in addition to the performance bonus or in the event that no performance bonus is earned. Mr. Alarcón was awarded a retention bonus of $1,616,668 in 2018, $566,668 of which was paid out in 2018 and $1,050,000 of which has or will be paid out in monthly installments of $50,000, from January 2019 until September 2020.

(c)

Pursuant to Mr. Alarcón’s employment agreement, he is entitled to the use of an automobile and driver, personal tax services, telecommunication services, health insurance benefits and a separate life insurance policy. In 2018, we incurred expenses related to his automobile allowance and driver of $75,415, telecommunication services of $22,897, health insurance premiums of $21,914, tax services of $9,467 and life insurance premium of $53,769. In 2017, we incurred expenses related to his automobile allowance and driver of $83,502, telecommunication services of $24,232, health insurance premiums of $20,775, tax services of $14,939 and life insurance premium of $53,769. On occasion, Mr. Alarcón makes available to the Company the use of a personal yacht in order to entertain Company clients, conduct Company meetings and meet with executives from the financial, media and advertising sectors. Mr. Alarcón does not charge the Company for this service, nor does the Company normally reimburse Mr. Alarcón for fuel, maintenance charges or docking fees. The Company engaged staff in lieu of paying any chartering fees for the business use of the vessel in the amount of $75,000 in 2018 and $53,135 in 2017.

(d)

Pursuant to Mr. García’s employment agreement, he is entitled to receive an annual performance bonus with a threshold level of $100,000 and a maximum level of $300,000 if certain performance criteria are met. No performance bonus was earned in 2018 or 2017. Additionally, the Compensation Committee may exercise its discretion and award a bonus either in addition to the performance bonus or in the event that no performance bonus is earned.

(e)

Pursuant to Mr. García’s employment agreement, he is entitled to a monthly automobile allowance, health insurance benefits and telecommunication services. In 2018, we incurred expenses related to his automobile allowance of $20,400, telecommunications services of $1,363 and health insurance premiums of $33,066. In 2017, we incurred expenses related to his automobile allowance of $20,400, telecommunications services of $1,238 and health insurance premiums of $31,344.

(f)

Pursuant to Mr. Lara’s employment agreement, he is entitled to earn a quarterly bonus based on the amount by which certain of the Company’s outside legal expenses decrease from the amount of such expenses for the corresponding quarter of fiscal year 2015. Mr. Lara earned bonuses of $121,806 based on the reduction of legal fees in 2018. Additionally, the Compensation Committee may exercise its discretion and award a bonus either in addition to the performance bonus or in the event that no performance bonus is earned.

(g)	Pursuant to Mr. Lara’s employment agreement, he was granted 75,000 shares of the Company’s Class A common stock during 2018 with an aggregate grant date fair value of $24,500.
(h)

Mr. Lara is entitled to a monthly automobile allowance and certain health insurance benefits. In 2018, we incurred expenses related to his automobile allowance of $6,000 and health insurance premiums of $33,066.

(i)

Pursuant to Mr. Rodriguez’ employment agreement, he is entitled to an annual performance bonus with a threshold of $100,000 and a maximum of $350,000 if certain performance criteria are met. No performance bonus was earned in 2018 or 2017. Additionally, the Compensation Committee may exercise its discretion and award a bonus either in addition to the performance bonus or in the event that no performance bonus is earned. Mr. Rodriguez was paid a $25,000 signing bonus in 2018.

(j)

Mr. Rodriguez is entitled to a monthly automobile allowance, telecommunication services and certain health insurance benefits. In 2018, we incurred expenses related to his automobile allowance of $15,600, telecommunications services of $2,695 and health insurance premiums of $33,066. In 2017, we incurred expenses related to his automobile allowance of $15,600, telecommunication services were not reimbursed, and health insurance premiums of $10,260.

Employment Agreements

To further assist our stockholders in understanding the elements of compensation disclosed in the Summary Compensation Table, the material terms of our agreements with our named executive officers are described below.

The Compensation Committee seeks to ensure that our executive compensation aligns with our corporate strategies, business objectives and the long-term interests of our stockholders and helps attract, retain and motivate the key personnel it needs to conduct its business. Compensation levels are intended to fairly compensate the Company’s named executive officers. We use base salary to provide each named executive officer a fixed amount of money during the year with the expectation that he will perform his job to the best of his ability and in the best interests of the Company. We also award discretionary and contractual bonuses to our executives when they are earned or warranted. We provide executive officers with limited personal benefits and perquisites that are intended to enhance the attraction and overall retention value of the compensation program. The Compensation Committee believes that severance benefit protections help retain qualified executives and are an important component of a competitive compensation program.

Raúl Alarcón

The compensation of Mr. Alarcón, our Chairman of the Board, CEO and President, in 2018 was primarily determined by the employment agreement we entered into with him on May 29, 2018 (the “Alarcón Employment Agreement”). The Alarcón Employment Agreement replaced and superseded an employment agreement between the Company and Mr. Alarcón that was entered into on June 5, 2014. The Alarcón Employment Agreement is deemed to be effective as of May 29, 2018 and continues through December 31, 2022. The Alarcón Employment Agreement automatically renews for one successive three-year term until December 31, 2025 unless either party notifies the other in writing that it will not renew the Alarcón Employment Agreement at least 90 days prior to December 31, 2022. After December 31, 2025, the Alarcón Employment Agreement automatically renews for successive one-year terms unless either party notifies the other of non-renewal in writing at least 90 days prior to

December 31, 2022 or a successive December 31 or the agreement is terminated early pursuant to the terms of the Alarcón Employment Agreement.

Base Salary. Pursuant to the Alarcón Employment Agreement, Mr. Alarcón’s annual base salary is not less than $1,750,000.

Retention Bonus. Pursuant to the Alarcón Employment Agreement, Mr. Alarcón was awarded a retention bonus equal to $1,616,668, of which $216,668 was paid upon execution of the Alarcón Employment Agreement and $50,000 per month is payable for 28 months beginning in June 2018. For 2018, Mr. Alarcón received $566,668 of retention bonus payments and the remainder of the retention bonus payments are payable in $50,000 monthly payments through September 2020.

Annual Bonus. Mr. Alarcón can also earn an annual performance bonus of up to $750,000 if the performance criteria for the year is achieved or exceeded. Additionally, the Compensation Committee may exercise its discretion and award a bonus either in addition to the performance bonus or in the event that no performance bonus is earned. Mr. Alarcón did not earn a bonus for 2018.

Benefits; Perquisites. Mr. Alarcón is entitled to receive executive health insurance benefits provided to all of our executives, such as life and long-term disability insurance for himself and health insurance for himself and his family. In addition, Mr. Alarcón is entitled to certain perquisites, such as travel allowance, life insurance, reimbursement for personal tax and accounting services, telecommunications services and the use of a company car and a driver. All company executives are entitled to reimbursement for reasonable business-related expenses.

Securities. The Company did not award Mr. Alarcón options or other equity securities during 2018.

Severance. Mr. Alarcón is not entitled to severance benefits upon termination.

Payments upon Termination. If Mr. Alarcón’s employment is terminated for Cause (as defined in the Alarcón Employment Agreement), the Company will pay his accrued base salary and all other benefits accrued through the date of termination. If Mr. Alarcón’s employment is terminated due to his death or disability, the Company will pay his accrued base salary and all other benefits accrued through the date of termination and all non-vested options immediately vest.

Joseph A. García

The compensation of Mr. García, our former Senior Executive Vice President, CFO, CAO and Secretary, was determined in 2018 by the amended and restated employment agreement we entered into with him on August 4, 2008, as amended on April 19, 2011 (the “García Employment Agreement”). The initial term of the García Employment Agreement was for three years and automatically renewed for additional one-year periods, unless either party gives notice at least 60 days prior to the end of the then-current term.

Base Salary. On August 4, 2008, pursuant to the García Employment Agreement, Mr. García’s annual base salary was increased to $525,000. The base salary was subject to an annual review and may have been increased from time to time as recommended by the CEO and approved by the Compensation Committee. The Compensation Committee did not increase Mr. García’s base salary in 2018.

Bonus. Under the García Employment Agreement, if the threshold level of performance was achieved, Mr. García was eligible to receive an annual cash bonus upon the attainment of individual pre-established goals and the Company’s performance goals, with a threshold level of $100,000 and a maximum level of $300,000 for each year completed during the term. No bonus was guaranteed for performance that failed to meet the threshold level of performance. In the event that the Company would have been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the Federal securities laws, Mr. García was required to reimburse the Company for the amount of any annual bonus or any other incentives paid to him based on the financial results that were materially restated downward. Additionally, the

Compensation Committee may exercise its discretion and award a bonus either in addition to the performance bonus or in the event that no performance bonus is earned, Mr. García did not earn a bonus for 2018.

Benefits; Perquisites. Mr. García was entitled to receive executive health insurance benefits provided to all of our executives, such as life and long-term disability insurance for himself and health insurance for himself and his family. In addition, under the García Employment Agreement Mr. García was entitled to certain perquisites, such as an automobile allowance and telecommunications services. All company executives are entitled to reimbursement for reasonable business- related expenses.

Securities. The Company did not award Mr. García options or other equity securities during 2018.

Severance. Mr. García was entitled to receive severance benefits upon termination in certain circumstances. The severance benefits are described in the “Potential Payments upon Termination or Change in Control” table below.

Richard D. Lara

The compensation of Mr. Lara, our Executive Vice President and General Counsel, was primarily determined by the employment agreement we entered into with him on August 1, 2016 and which was amended as of February 1, 2018 (the “Lara Agreement”). The term of the Lara Agreement is for five years, terminating on July 31, 2021.

Base Salary. Mr. Lara’s base salary for 2018 was $400,000.

Bonus. Mr. Lara is eligible to receive an annual performance bonus at the discretion of the Chief Executive Officer and a bonus based on the amount by which certain of the Company’s quarterly outside legal expenses decrease from the amount of such expenses for the corresponding quarter of fiscal year 2015. Additionally, the Compensation Committee may exercise its discretion and award a bonus either in addition to the performance bonus or in the event that no performance bonus is earned. Mr. Lara received a bonus of $121,806 based on the reduction of legal fees for 2018.

Securities. Under the original terms of the Lara Agreement, Mr. Lara was to have received options to purchase 25,000 shares of the Company’s Class A common stock in 2016. Those options were never granted. Pursuant to an amendment to the Lara Agreement dated as of February 1, 2018, Mr. Lara was granted 75,000 shares of the Company’s Class A common stock during 2018.

Benefits; Perquisites. Mr. Lara is entitled to receive executive health insurance benefits provided to all our executives, such as life and long term disability insurance for himself and health insurance for himself and his family. In addition, Mr. Lara is entitled to certain perquisites such as an automobile allowance and telecommunications services. All Company executives are entitled to reimbursement for reasonable business- related expenses.

Severance. Mr. Lara is entitled to receive severance benefits upon termination in certain circumstances. The severance benefits are described in the “Potential Payments upon Termination or Change in Control” table below.

Albert Rodriguez

The compensation of Mr. Rodriguez, our Chief Operating Officer, in 2018 was determined by the employment agreement we entered into with him on February 21, 2018 (the “Rodriguez Employment Agreement”). The term of the Rodriguez Agreement is for five years, terminating on February 20, 2023.

Base Salary. Mr. Rodriguez’s annual base salary was $425,000.

Signing Bonus. In 2018, Mr. Rodriguez received a signing bonus of $25,000.

Bonus. Mr. Rodriguez is also entitled to an annual performance bonus with a threshold level of $100,000 and a maximum level of $350,000 based on the achievement of certain performance criteria for the year. Additionally, the Compensation Committee may exercise its discretion and award a bonus either in addition to the performance bonus or in the event that no performance bonus is earned. Mr. Rodriguez did not earn a bonus for 2018.

Benefits; Perquisites. Mr. Rodriguez is entitled to receive executive health insurance benefits provided to all of our executives, such as life and long-term disability insurance and health insurance for himself. In addition, Mr. Rodriguez is entitled to certain perquisites, such as an automobile allowance and telecommunications services. All company executives are entitled to reimbursement for reasonable business- related expenses.

Severance. Mr. Rodriguez is entitled to receive severance benefits upon termination in certain circumstances. The severance benefits are described in the “Potential Payments upon Termination or Change in Control” table below.

Outstanding Equity Awards At Fiscal Year-End 2018

The following table summarizes equity awards outstanding as of December 31, 2018 for each of our named executive officers that have outstanding options. The closing price of our Class A common stock on December 31, 2018 was $0.19.

	Option Awards				Stock Awards
Name (b)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Raúl Alarcón	10,000	—	$7.30	10/27/2019	—	—
	10,000	—	$7.70	10/27/2020	—	—
	10,000	—	$1.03	10/27/2021	—	—
	10,000	—	$3.54	10/27/2022	—	—
	10,000	—	$4.05	10/27/2023	—	—
	70,000	—	$3.09	2/23/2026	—	—

Joseph A. García	50,000	—	$3.09	2/23/2026	—	—

Richard D. Lara	—	—	—	—	—	—

Albert Rodriguez	—	—	—	—	—	—

(a)	The expiration date of each option occurs ten years after the stock option grant date. If an NEO is terminated, the stock options will expire based on the plan’s terms.

Elements of Post-Termination Compensation

We do not have a practice of providing any supplemental executive retirement benefits to our NEOs. Our NEOs have entered into employment agreements with us in which these agreements each contain certain post-termination compensation, such as severance payments or change-in-control provisions. In addition, we retain the discretion to utilize the offer of severance and/or change-in-control protection as an incentive in hiring our NEOs.

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Potential Payments upon Termination or Change in Control

The following table presents our estimate of amounts payable to the NEOs, under our 1999 Stock Option Plan, and 2016 Omnibus Equity Compensation Plan (“Omnibus Plan”) and their employment agreements, assuming that each of the indicated triggering events discussed in the table below occurred on December 31, 2018, and the equity awards under the 1999 Stock Option Plan and Omnibus Plan were neither assumed by a successor corporation nor replaced with a cash retention program.

The amounts shown on the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 401(k) plan, or any death, disability or health benefits available under broad-based employee plans. Post-termination benefits vary by executive and type of termination.

Potential Payments Upon Termination or Change of Control

Name (a)	Severance (Salary) ($)		Severance (Bonus) ($)	Value of Stock Acceleration ($)	Value of Option Acceleration ($)	Other Benefits ($)		Total ($)
Joseph A. García
Death or Disability	1,050,000	(b)	—	—	—	—		1,050,000
Without Cause/With Good Reason/Change of Control	1,050,000	(c)	—	—	—	33,066	(d)	1,083,066
Richard D. Lara
With Good Reason	33,333	(e)	—	—	—	—		33,333
Without Cause	400,000	(f)	—	—	—	39,066	(f)	439,066
Change of Control	400,000	(g)	—	—	—	39,066	(g)	439,066
Albert Rodriguez
Without Cause/Change of Control	425,000	(h)	—	—	—	—		425,000

(a)	Under the Alarcón Employment Agreement, Mr. Alarcón would not be entitled to any severance payments were his employment terminated as of December 31, 2018.
(b)	Represents two times the aggregate base salary payments which Mr. García would have received during a one-year period and full vesting of unvested options (if any).
(c)

Represents the aggregate base salary payments for 24 months which Mr. García would have received if such termination had occurred, provided we receive a release in a form acceptable to us and executive complies with his restrictive covenant obligations and full vesting of unvested options (if any).

(d)	Represents the aggregate value of the continuation of executive health insurance benefits for up to 12 months after such date of termination.
(e)	Represents 30 days of base salary payments which Mr. Lara would have received.
(f)	Represents the aggregate base salary payments and benefits which Mr. Lara would have received during a one-year period.
(g)

Represents a minimum of the aggregate base salary payments and benefits which Mr. Lara would have received during a one-year period. If payments remaining under the current term of the employment are greater than payments received in a one-year period then the greater amount is due.

(h)	Represents the aggregate base salary payments which Mr. Rodriguez would have received during a one-year period.

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the NEOs in the event that any of the circumstances described above had occurred on December 31, 2018, the actual amounts due to the NEOs upon a triggering event will depend upon the actual circumstances and the employment agreements.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2018, the number of securities outstanding under our equity compensation plans, the weighted-average exercise price of such securities and the number of securities available for grant under these plans:

Equity Compensation Plan Information

As of December 31, 2018

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column(a))
Equity Compensation Plans Approved by Stockholders:
2006 Omnibus Equity Compensation Plan (1)	295,000	$3.62	—
Equity Compensation Plans not approved by Stockholders:	—	—	—
Non-Qualified Employee Inducement Award	75,000	$2.99

Total	370,000		—

(1)	The 2006 Omnibus Equity Compensation Plan expired on July 17, 2016. Although the plan has expired, the expiration of each option granted occurs 10 years after the stock option grant date.

2018 DIRECTOR COMPENSATION

Overview of Director Compensation and Procedures

The Compensation Committee may review the level of compensation of our non-employee directors periodically. Directors who are also our employees do not receive cash or equity compensation for service on the Board or any committee thereof. To determine how appropriate the current level of compensation for our non-employee directors is, SBS has historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;

•	survey data collected by our human resources department; and

•	information obtained from other companies.

Director Compensation

For 2018, annual fees paid to non-employee independent directors are $25,000 for service on the Board; $50,000 for service on the Audit Committee; and $50,000 for service on the Compensation Committee. All directors are reimbursed for the out-of-pocket expenses they incur in connection with their service. The following table summarizes total compensation earned by each non-employee director during 2018.

Name (a)	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Manuel E. Machado (b)	125,000	—	—	125,000
Jason Shrinsky (b)	125,000	—	—	125,000
José Antonio Villamil (b)	125,000	—	—	125,000
Mitchell Yelen (b)	125,000	—	—	125,000

(a)	Raúl Alarcón and Joseph A. García are omitted from this table because they did not receive any additional compensation for service as a director.
(b)

The table below details the aggregate number of option awards outstanding as of December 31, 2018 for each of our non-employee directors. The Company issued its non-employee Common Stock Directors options to purchase 30,000 shares of the Company’s Class A common stock in 2016. The expiration date of each option occurs ten years after the stock option grant date.

Director	Number of Options Outstanding	Number of Options Exercisable	Option Exercise Price	Grant Date Fair Value per Share	Option Expiration Date
Manuel E. Machado	5,000	5,000	$17.90	$15.00	6/03/2020
Manuel E. Machado	30,000	30,000	$3.09	$2.80	2/23/2026
Jason Shrinsky	30,000	30,000	$3.09	$2.80	2/23/2026
José Antonio Villamil	30,000	30,000	$3.09	$2.80	2/23/2026
Mitchell Yelen	30,000	30,000	$3.09	$2.80	2/23/2026

2006 Omnibus Equity Compensation Plan

On July 18, 2006, our stockholders approved the Omnibus Plan. The Board previously approved the Omnibus Plan at a meeting held on May 3, 2006, which was subject to stockholder approval. An aggregate of 350,000 shares of Class A common stock have been reserved for issuance under this plan. The Omnibus Plan expired on July 17, 2016. Although the plan has terminated, the expiration of each option granted occurs ten years after the stock option grant date. All Directors currently have options outstanding that were granted under this plan.

Stockholder approval of the Omnibus Plan allowed (i) the compensation attributable to grants under the Omnibus Plan to meet an exception to the $1,000,000 deduction limit for certain officers under Section 162(m) of the Internal Revenue Code, (ii) incentive stock options issued under the Omnibus Plan to meet the requirements of the Internal Revenue Code, and (iii) the Omnibus Plan to meet NASDAQ listing requirements.

The Omnibus Plan provided that grants may have been made to participants of any of the following: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights (“SARs”), (iv) stock units, (v) stock awards, (vi) dividend equivalents, and (vii) other stock-based awards. All employees, members of the Board, and all non-employee directors were eligible to participate. The Compensation Committee approved those individuals who participated in the Omnibus Plan.

Limitations on Directors’ and Officers’ Liability

Our third amended and restated certificate of incorporation has a provision which limits the liability of directors to us to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that our directors will not be personally liable for monetary damages for a breach of fiduciary duty as a director. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the Delaware General Corporation Law for SBS to indemnify directors or officers.

Our amended and restated by-laws provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of SBS. The directors elected by the common stockholders have entered into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers. We also currently have directors’ and officers’ liability insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Class A and Class B Common Stockholders and Series C Convertible Preferred Stockholders

The following table sets forth information concerning the beneficial ownership of our Class A common stock and our Class B common stock as of April 9, 2019, by:

•	each person known by us to beneficially own more than 5% of any class of our common stock;

•	each director;

•	each named executive officer named in the Summary Compensation Table (the “NEOs”); and

•	all executive officers and directors as a group.

Unless indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable. As of April 9, 2019, there were 4,241,991 shares of Class A common stock and 2,340,353 shares of Class B common stock outstanding. In addition, as of April 9, 2019 there were 380,000 shares of Series C convertible preferred stock, which are convertible into 760,000 shares of Class A common stock and vote on an as-converted basis with the common stock. Accordingly, in the percentage calculations in the table below, we treat the 760,000 shares of Class A common stock (into which the Series C preferred stock is convertible) as outstanding.

	Class A Shares		Class B Shares		Percent of Total Economic Interest	Percent of Total Voting Power
Name and Address (1)(2)	Number of Shares	Percent of Class A Shares	Number of Shares	Percent of Class B Shares
Raúl Alarcón (3)	899,910	17.6%	2,340,003	100.0%	43.4%	85.2%
Joseph A. García (4)	65,000	1.3%	—	*	*	*
Richard D. Lara	75,000	1.5%	—	*	1.0%	*
Manuel E. Machado (5)	35,000	*	—	*	*	*
José I. Molina	500	*	—	*	*	*
Alberto Rodriguez	—	*	—	*	*	*
Jason L. Shrinsky (6)	30,000	*	—	*	*	*
José A. Villamil (7)	30,000	*	—	*	*	*
Mitchell A. Yelen (8)	33,000	*	—	*	*	*

All executive officers and directors as a group (9)	1,168,410	22.1%	2,340,003	100.0%	45.9%	85.6%
Bluestone Financial LTD (10)	765,000	15.3%	—	*	10.4%	2.7%
Bardin Hill Investment Partners LP (11)	416,000	8.3%	—	*	5.7%	1.5%

*	Indicates less than 1%.
(1)

The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166.

(2)

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date, regardless if the security is in the money or not. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(3)

Includes 120,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to within sixty days of April 9, 2019. Includes 53,500 shares of Class B common stock owned by the Alma Alarcón Trust that Raúl Alarcón has sole power to vote the shares as trustee. Also includes 760,000 shares of Class A common stock issuable upon the conversion of the Series C preferred stock that the holder has the right to acquire within sixty days of April 9, 2019.
(4)	Includes 50,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to acquire within sixty days of April 9, 2019.
(5)	Includes 35,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to acquire within sixty days of April 9, 2019.
(6)	Includes 30,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to acquire within sixty days of April 9, 2019.
(7)	Includes 30,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to acquire within sixty days of April 9, 2019.
(8)	Includes 30,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holder has the right to acquire within sixty days of April 9, 2019.
(9)	Includes 295,000 shares of Class A common stock issuable upon the exercise and/or vesting of securities that the holders have the right to acquire within sixty days of April 9, 2019.
(10)

Bluestone Financial Ltd (“Bluestone”) has granted David Tomasello, managing director of Bluestone sole power to vote or direct the vote of and to dispose or to direct the disposition of 765,000 shares of Class A common stock. We obtained this information from a Schedule 13D filed by Bluestone on October 29, 2018. Nonetheless, the percentages which appear in this table may differ from the percentages disclosed in such filing. The address of David Tomasello is Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.

(11)

Bardin Hill Investment Partners LP (“Bardin Hill”) has the sole power to vote and sole power to dispose of 416,000 shares of Class A common stock. We have obtained this information from a Schedule 13G filed by Bardin Hill on February 14, 2019. Nonetheless, the percentages which appear in this table may differ from the percentages disclosed in such filing. The address of Bardin Hill is 477 Madison Ave., 8th Floor, New York, NY 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our securities with the SEC. Reporting Persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during 2018, the Reporting Persons timely complied with all Section 16(a) filing requirements applicable to them, except that Mr. Lara filed one late report with respect to his initial holdings.

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report by reference therein.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the financial statement audits and to review the effectiveness of internal controls. The Audit Committee’s responsibilities are described in a written charter adopted by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and Crowe LLP (“Crowe”), the Company’s independent registered public accounting firm, our audited consolidated financial statements for 2018. The Audit Committee has discussed with Crowe matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees. We have received and reviewed the written disclosures and the letter from Crowe required by PCAOB Rule 3526 and have discussed with the auditors the auditors’ independence.

The Audit Committee has received the written disclosures and the letter from Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Crowe the latter’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in SBS’ 2018 Annual Report on Form 10-K for 2018 for filing with the SEC.

Respectfully submitted,

Audit Committee:

Mitchell A. Yelen (Chairman)

Manuel E. Machado

Jason L. Shrinsky

José A. Villamil

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Audit-Related Fees, Tax Fees and All Other Fees

The following table sets forth the aggregate fees expected to be billed to us for professional audit services rendered by Crowe for the audit of our annual consolidated financial statements for the years ended December 31, 2018 and 2017, the review of the consolidated financial statements included in our quarterly reports on Form10-Q for such periods and fees expected to be billed for other services rendered by Crowe for such periods.

	Year Ended December 31, 2018	Year Ended December 31, 2017
	($ in thousands)	($ in thousands)
Annual audit fees (1)	$603	$738
Audit related fees (2)	17	17
Tax fees	—	—
All other fees	—	—

Total fees for services	$620	$755

(1)

Expected audit fees for the audit of the consolidated financial statements included in the Company’s Annual Reports for the years ended December 31, 2018 and December 31, 2017 and the review of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. This category also includes estimated fees for statutory audits required by the Puerto Rico tax authorities, consents, review of other documents filed with the SEC, and accounting consultations.

(2)	Audit related fees are the fees for the financial statement audit of the Company’s employee benefit plan.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

In accordance with the Audit Committee Charter, the Audit Committee is responsible for appointing and overseeing the work of the Independent Registered Public Accounting Firm. The Audit Committee has not established or adopted pre-approval policies and procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. The Audit Committee may, however, adopt pre-approval policies and procedures in the future if it deems pre-approval policies and procedures to be appropriate for us.

The Audit Committee did not rely in 2017 or 2018 on the exception to the pre-approval requirements provided in 17 C.F.R 210.2-01(c)(7)(i)(c). The Audit Committee, however, pre-approved all audit and non-audit related services reflected in the above table for the years ended December 31, 2018 and 2017. The Audit Committee reviewed the provision of all non-audit services by the Independent Registered Public Accounting Firm and concluded that the provision of these services was compatible with maintaining the Independent Registered Public Accounting Firm’s independence.

Before engaging the Independent Registered Public Accounting Firm for the audit of the 2018 financial statements, the Independent Registered Public Accounting Firm submitted to the Audit Committee for approval a detailed description of services it expected to render to the Company during that year for each of the following categories of services:

•

Audit services include audit work performed in the preparation of the consolidated financial statements, as well as work that generally only the Independent Registered Public Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

•

Audit related services are for assurance and related services that are traditionally performed by the Independent Registered Public Accounting Firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services performed by the Independent Registered Public Accounting Firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

•	Other services are those services not captured in the other categories.

Before engagement, the Audit Committee pre-approved these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Registered Public Accounting Firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Registered Public Accounting Firm.

The Audit Committee has appointed Crowe to serve as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019. The Company expects a representative of Crowe to be present at the Annual Meeting, to be available to respond to appropriate questions and to make a statement if they desire to do so.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval Policies and Procedures

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Our Audit Committee also reviews and approves our Audit Committee Report included in the Proxy Statement. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person’s interest in the transaction. An Audit Committee member cannot participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Audit Committee.

Certain Relationships

Alessandra Alarcón, the daughter of Raúl Alarcón, our Chief Executive Officer, is employed by us as Vice President/Director of Engagement of our Los Angeles market. Ms. Alarcón’s total compensation earned during the fiscal years 2018 and 2017 was $207,873 and $164,554, respectively.

Eric García, the son of Joseph A. García, one of our directors, was previously employed by us as Radio Revenue Chief and General Manager of our New York Market. For fiscal year 2017, his earned total compensation was $423,077; however, he resigned during fiscal year 2018 and earned less than $120,000 in total compensation.

In connection with the issuance of our Series C convertible preferred stock, we entered into to a stockholder agreement, dated October 5, 2004, among SBS, Raúl Alarcón and CBS Radio Media Corporation (formerly known as Infinity Media Corporation) (“CBS Radio”). CBS Radio is an indirect wholly-owned subsidiary of CBS Corporation. The stockholder agreement remains in effect for so long as CBS Radio or a permitted transferee continues to hold at least 570,000 shares of Class A common stock (or the corresponding amount of Series C convertible preferred stock). Mr. Alarcon acquired all of CBS Radio’s rights under the CBS Shareholder Agreement in August 2016. Pursuant to the stockholder agreement, Mr. Alarcón has a right of first negotiation with respect to the sale or transfer of any radio stations we control in the New York City or Miami markets. We are obligated to notify Mr. Alarcón of any such intended sale or transfer and to negotiate with him in good faith for ten business days. Mr. Alarcón has preemptive rights to purchase his pro rata share of any new equity issuances from time to time by SBS. Without the consent of Mr. Alarcón, we may not amend Section 5.4 of our certificate of incorporation (which sets forth limitations on the transfer of our Class B Common Stock), adopt any “poison pill,” or take any other action that would limit the ability of Mr. Alarcón to acquire or dispose of equity securities in SBS.

See “Security Ownership of Certain Beneficial Owners and Management”.

PROPOSAL 1

ELECTION OF COMMON STOCK DIRECTORS

At the Annual Meeting, holders of Class A and Class B common stock and holders of the Series C convertible preferred stock will be asked to elect Raúl Alarcón, Joseph A. García, Manuel E. Machado, Jason L. Shrinsky, José A. Villamil, and Mitchell A. Yelen, each of whom currently serves as a member of the Board, to the Board of Directors until his successor has been elected and qualified, or until his earlier death, resignation, or retirement.

If you submit your proxy via the Internet, by telephone or by mail, your shares will be voted for the election of the six nominees for Common Stock Director recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. The named proxies will vote all shares represented by proxy for the nominees for these vacancies, except to the extent authority to do so is withheld. Stockholders may withhold authority from the named proxies to vote for the entire slate of directors as nominated or may withhold the authority to vote for any individual nominee by marking the box under the “WITHOLD ALL” or “FOR ALL EXCEPT” column, respectively, adjacent to the name(s) of the appropriate director(s) via the Internet or on the attached proxy card, or by indicating by telephone that authority is withheld. Withholding authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee for any reason is or becomes unable or unwilling to serve, all shares represented by proxy will be voted at the Annual Meeting by the named proxies for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Please see “Stockholders Entitled to Vote at the Annual Meeting — Shares Held with a Broker, Bank, Trustee or Other Nominee” for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker or other nominee. Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Vote Required

To be elected as a director at the Annual Meeting, each candidate for election must receive a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON STOCK, EACH HOLDER OF CLASS B COMMON STOCK AND EACH HOLDER OF SERIES C CONVERTIBLE PREFERRED STOCK VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW.

•	Raúl Alarcón

•	Joseph A. García

•	Manuel E. Machado

•	Jason L. Shrinsky

•	José A. Villamil

•	Mitchell A. Yelen

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Summary Compensation Table and the related compensation tables and narrative. Our executive compensation programs are designed to be competitive with our competitors.

We urge stockholders to read the “Compensation Committee” and “The Role of Executive Officers in Determining Executive Compensation” sections of this Proxy Statement which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated therein are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our success.

This item is being presented as required pursuant to Section 14A of the Exchange Act. Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program. Advisory votes to approve named executive officer compensation have been scheduled to be held once every three years. At the Annual Meeting, stockholders will also be voting, on an advisory basis, on the future frequency of advisory votes to approve named executive officer compensation. The Board is recommending that the vote occur every three years. Thus, it is anticipated that the next advisory vote to approve named executive officer compensation will occur at our 2022 Annual Meeting of Stockholders.

Approval of this proposal will also constitute approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion, is hereby APPROVED.”

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON STOCK, EACH HOLDER OF CLASS B COMMON STOCK AND EACH HOLDER OF SERIES C CONVERTIBLE PREFERRED STOCK VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3

ADVISORY VOTE TO RECOMMEND THE FREQUENCY OF FUTURE ADVISORY

VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to cast an advisory vote to recommend the frequency of future advisory votes to approve named executive officer compensation. Stockholders may specify whether they prefer such votes to occur every year, every two years or every three years, or they may abstain. The Board recommends that such advisory vote occur every three years, but stockholders are not voting to approve or disapprove the Board’s recommendation. Although the vote is not binding, the Board will consider the voting results in determining the frequency of future advisory votes. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The Board recommends that future advisory votes to approve named executive officer compensation occur every three years. An advisory vote every three years provides an appropriate period for the Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation and to develop and implement any appropriate adjustments to our executive compensation programs. Conducting an advisory vote every three years would provide stockholders a meaningful opportunity to provide regular feedback and sufficient time for us to respond to it.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON STOCK, EACH HOLDER OF CLASS B COMMON STOCK AND EACH HOLDER OF SERIES C CONVERTIBLE PREFERRED STOCK VOTE TO RECOMMEND, ON AN ADVISORY BASIS, CONDUCTING FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION EVERY “THREE YEARS”.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Under the rules and regulations of the SEC, stockholder proposals intended to be presented in our proxy statement for the annual meeting of stockholders to be held in 2020 must be received by us at our principal executive offices at Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166, in writing by certified mail, return receipt requested, Attention: José I. Molina, Chief Financial Officer, no later than December 29, 2019 (120 days preceding the one year anniversary of the mailing date of this Proxy Statement). However, if the 2020 annual meeting does not occur between May 7, 2020 and July 6, 2020, the notice must be received within a reasonable time before the Company begins to print and send its proxy materials.

The notice must set forth the security holder’s name and address as they appear on our books and the class and number of shares of common stock beneficially owned by such security holder. Additionally, the notice must set forth, as to each person whom the security holder proposes to nominate for election as a director, all information relating to such person required to be disclosed pursuant to Regulation 14A under the Exchange Act of 1934 (including such person’s written consent to being named as a nominee and to serving as a director if elected).

ANNUAL REPORT

Our Annual Report, containing our consolidated financial statements, will be mailed on or about April 26, 2019, and also will be available on the Internet at http://www.proxyvote.com. The Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Any beneficial or record owner of our securities on the Record Date of April 9, 2019 may request and receive without charge a copy of our Annual Report, including the consolidated financial statements, financial statement schedules and amendments thereto. Such request should be in writing and addressed to: Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, Florida 33166, Attention: José I. Molina, Chief Financial Officer.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors

Raúl Alarcón

Chairman of the Board of Directors,

President and Chief Executive Officer

Miami, Florida

April 26, 2019

SPANISH BROADCASTING SYSTEM, INC.

C/O BROADRIDGE CORPORATE ISSUER SERVICES, INC.

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E78488-P24424 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPANISH BROADCASTING SYSTEM, INC.				For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors			☐	☐	☐

	Nominees:

	01)	Raúl Alarcón	04)	Jason L. Shrinsky
	02)	Joseph A. García	05)	José A. Villamil
	03)	Manuel E. Machado	06)	Mitchell A. Yelen

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of our named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 Year	2 Years	3 Years	Abstain

3.	To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: IF A CHOICE IS NOT SPECIFIED WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL AS RECOMMENDED BY THE BOARD OF DIRECTORS.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.
Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E78489-P24424

SPANISH BROADCASTING SYSTEM, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019

The undersigned, acknowledging receipt of (1) the notice of the annual meeting of stockholders to be held on June 6, 2019 at 11:30 AM, Eastern Daylight Time, at the corporate offices of Spanish Broadcasting System, Inc., Pablo Raúl Alarcón Media Center, 7007 NW 77th Avenue, Miami, FL 33166, (2) the Proxy Statement relating to the meeting, and (3) the 2018 Annual Report on Form 10-K hereby revokes all prior proxies and appoints Raúl Alarcón and José I. Molina, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated herein, all shares of Class A common stock, par value $0.0001 per share, and all shares of Class B common stock, par value $0.0001 per share and all shares of Series C convertible preferred stock, par value $0.01 per share, of Spanish Broadcasting System, Inc., a Delaware corporation, that the undersigned would be entitled to vote if present in person at the annual meeting of stockholders and any adjournment(s) thereof. These proxies are authorized to vote in their discretion upon such other matters as may properly come before the annual meeting or any adjournment(s) thereof.

IF A CHOICE IS NOT SPECIFIED WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Attendance of the undersigned at the annual meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall vote in person at the annual meeting.

EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPANISH BROADCASTING SYSTEM, INC.

Continued and to be signed on reverse side